Exhibit 4.1

FIRST AMENDMENT TO SERIES B WARRANT TO PURCHASE

SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK OF

NASCENT WINE COMPANY, INC.

FIRST AMENDMENT TO SERIES B WARRANT TO PURCHASE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK OF NASCENT WINE COMPANY, INC. dated as of October 22, 2007 (this “Amendment”), by and among Nascent Wine Company, a Nevada corporation (the “Issuer”), and the holders of the Original Warrants (as defined below) identified on the signature page hereto (each, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, on July 3, 2007, the Issuer issued to the Holders warrants to purchase an aggregate of 375,000 shares of the Issuer’s Series B Convertible Preferred Stock (the “Original Series B Warrants”);

WHEREAS, the Original Warrants contained a scrivener’s error in the definition of “Warrant Price”;

WHEREAS, the Issuer and the Holders wish to amend the Original Warrants to correct the scrivener’s error by replacing the definition of “Warrant Price” with the correct and originally intended definition of “Warrant Price”; and

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Original Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and permitted assigns, agree as follows:

AGREEMENT

1.             Incorporation of Recitals. The Recitals set forth above are incorporated herein by this reference and shall constitute a part of this Amendment.

2.             Amendment to Original Warrants. The definition of “Warrant Price” in Section 5 of the Original Warrants is hereby deleted in its entirety and replaced with the following:

“‘Warrant Price’ means the product of (i) thirty-three percent (33%) of the average Per Share Market Price for thirty (30) days immediately preceding the date of the initial exercise of this Warrant multiplied by (ii) twenty (20).”

3.             Effect of Amendment. Except as expressly amended hereby, the Original Warrants shall continue in full force and effect. Any references to the “Warrant” hereunder or words of similar effect in the Original Warrants shall mean the Original

Warrants as amended hereby. In the event of any conflict between the Original Warrants and this Amendment, the terms and conditions of this Amendment shall control.

4.             Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.             Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

6.             Construction. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NASCENT WINE COMPANY, INC.

By:
Sandro Piancone
Chief Executive Officer

YORK SELECT UNIT TRUST

By:
Name: Adam J. Semler
Title: Chief Financial Officer of its Investment Manager

YORK CREDIT OPPORTUNITIES FUND, L.P.

By:
Name: Adam J. Semler
Title: Chief Financial Officer

YORK SELECT, L.P.

By:
Name: Adam J. Semler
Title: Chief Financial Officer